                                                               EXHIBIT 10.29.1
                                                               ---------------
                               FIRST AMENDMENT
                                ---------------
                                      TO
                                      --
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   ----------------------------------------



     This Amendment, dated as of January 30, 1997, is entered into by FONTANA WATER RESOURCES, INC., a Delaware corporation (the "Borrower"), and UNION BANK
                                                    --------
OF CALIFORNIA, N.A., a national banking association (successor in interest to Union Bank, a California banking corporation) (the "Bank").
                                                    ----


                                   Recitals
                                   --------

     A. The Borrower and the Bank have entered into a Revolving Credit and Term Loan Agreement dated as of September 30, 1994 (the "Credit Agreement").
                                                         ----------------
Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

     B. The Borrower and the Bank wish to amend the Credit Agreement to, among other things, increase the Maximum Commit ment. Accordingly, the Borrower and the Bank agree as set forth below.


1.  Amendments to Credit Agreement.  Effective as of the date hereof and
-   ------------------------------
subject to satisfaction of the conditions precedent set forth in Section 2, the Credit Agreement is hereby amended as set forth below.

          (a) The definitions of "Borrowing Base," "Loans," "Maturity Date" and "Revolving Commitment Termination Date" in Section 1.1 of the Credit Agreement are amended in full to read respectively as follows:

          "'Borrowing Base' means, at any time of determina tion as provided in
            --------------
     Section 4.2(b)(iii) or 6.1(b), the net present value determined by discounting at the rate of 9% per annum for a period of 32 quarters the sum
                                   --- -----
     of (a) one quarter of the sum of the 4 most recent 'Quar terly Lease Payments' both scheduled and made by CCWD to the Borrower during the immediately preceding 14 months pursuant to Section

     4.2(c) of the CCWD Lease, plus (b) one quarter of the amount of the most
                               ----
     recent 'Agricultural Pool Transfer Payment' both scheduled and made by CCWD to the Borrower during the immediately preceding 18 months pursuant to
     Section 4.2(d) of the CCWD Lease. As an example of the calculation described above, if the sum of (a) and (b) above were $1,223,077, then discounting that amount at 9% per annum for 32 quarters would yield a net
                                   --- -----
     present value, i.e., a Borrowing Base, of $27,687,619."
                    ---

          "'Loans' has the meaning set forth in Section 2.1(a)."
            -----

          "'Maturity Date' means September 30, 2006; provided, however, that,
            -------------                            --------  -------
     if the Bank notifies the Borrower as contemplated by the second proviso of
     Section 2.4, then 'Maturity Date' shall mean September 30, 2004."

          "'Revolving Commitment Termination Date' means October 1, 2001."
            -------------------------------------

          (b) The following new definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

          "'DTSC' means the Department of Toxic Substances Control of the State
            ----
     of California."

          "'DTSC Reserve Agreement' means the Agreement Regarding Reservation of
            ----------------------
     a Portion of Line of Credit as a Financial Assurance for the California Department of Toxic Substances Control dated effective December 15, 1995 between the Borrower and the Bank."

          "'DTSC Sub-Commitment' has the meaning set forth in Section 2.1(a)."
            -------------------

          (c) Section 2.1 of the Credit Agreement is amended in full to read as follows:

          "Section 2.1  Commitment.
           -----------  ----------

               "(a) The Bank agrees, on the terms and conditions hereinafter set forth, to make loans to the Borrower (the 'Loans') from time to time
                                                    -----
     during the period from the Closing Date to the Revolving Commit ment Termination Date in an aggregate amount not to exceed at any time outstanding the lesser from time to time (the 'Commitment') of (i)
                                                    ----------
     $30,000,000, as such amount may be reduced pursuant to Section 2.1(b) (such amount, as it may be so reduced, herein called the 'Maximum Commitment'),
                                                         ------------------
     and (ii) the Borrowing Base. The Borrower and the Bank agree that, pursuant to the DTSC Reserve Agreement and subject to the limits of the Commitment, the Borrower has agreed to set aside within the Commitment borrowing availability in the amount of $5,505,000, as such amount may be increased or de creased pursuant to Section 2.1(b) (such amount, as it may be so increased or decreased, herein called the 'DTSC Sub-Commitment'), to
                                                      -------------------
     provide financial assurance as required by the DTSC. The amount that would other wise be available to the Borrower from time to time for borrowing under the Commitment shall be reduced by the amount available to the Borrower from time to time for borrowing under the DTSC Sub-Commitment. Within the limits of the Commitment, the Borrower may borrow under this
     Section 2.1(a), prepay pursuant to Section 2.6(a) and reborrow under this
     Section 2.1(a).

               "(b) The Borrower shall have the right, upon at least 10 Business Days' notice to the Bank, to terminate in whole or reduce in part the unused portion of the Maximum Commitment from time to time; provided,
                                                                     --------
     however, that each partial reduction of the Maximum Commitment shall be in
     -------
     the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. The Borrower shall also have the right, upon at least 10 Business Days' notice to the Bank and subject to availability under the Commitment, to increase the DTSC Sub-Commitment from time to time. In addition, the DTSC Sub-Commitment shall be increased automatically (subject to availability under the Commitment) or decreased automatically (to the extent not then in use) from time to time to the amount as to which the Borrower and the DTSC jointly notify the Bank in writing from time to time pursuant to the last sentence of Paragraph 1 of the DTSC Reserve Agreement.

               "(c) If at any time on or before the Revolving Commitment Termination Date the aggregate principal amount of the Loans outstanding exceeds the Borrowing Base (any such excess herein called an "Overadvance"), then the Borrower will repay such Overadvance in 4
      -----------
     substantially equal quarterly install ments, payable on the same dates on which interest is payable pursuant to Section 2.5(a), commencing on the second such interest-payment date occurring after such Overadvance is determined; provided, however, that, in addition to the interest payable on
                 --------  -------
     each Overadvance pursuant to Section 2.5, the unpaid principal amount of such Overadvance shall bear an interest premium of 1% per annum (payable at
                                                           --- -----
     the same time as regular inter est) until such principal amount has been repaid in full; further provided, however, that amounts paid out of the
                     ------- --------  -------
     escrow account maintained pursuant to the Escrow Agreement while one or more Overadvances are outstand ing shall be applied first, to the payment
                                                         -----
     of interest then due on the Loans (including pursuant to the first proviso of this Section 2.1(c)), any fees due under this Agreement and any costs and expenses due under this Agreement, second, to the payment of the princi
                                            ------
     pal-repayment installments then due on such Overad vances pursuant to this
     Section 2.1(c), third, to the payment of any regular principal-repayment
                     -----
     installments then due on the Loans pursuant to Section 2.4, fourth, to the
                                                                 ------
     payment of any mandatory prepayments of princi pal then due on the Loans pursuant to Section 2.7, fifth, to the prepayment of any remaining
                              -----
     principal-repayment installments scheduled on such Overadvances pursuant to this Section 2.1(c), in inverse order of maturity, and sixth, if any amount
                                                            -----
     is remaining, to the Borrower; further provided, however, that the last
                                    ------- --------  -------
     scheduled principal-repayment installment on each Overadvance shall be in the amount necessary to repay in full the unpaid principal amount of such Overadvance; and further provided, however, that the
                                     ------- --------  -------
     repayment and prepayment of, and the payment of additional interest on, Overadvances as described above shall not be required if the Borrower or the Guarantor provides the Bank additional collateral sufficient, in the sole judgment of the Bank, when added to the Collateral, to adequately secure the Obligations."

          (d) The second sentence of Section 2.2(a) of the Credit Agreement is amended in full to read as follows:

     "Each such notice of a Loan (a 'Notice of Borrowing') shall be by an
                                     -------------------
     Authorized Officer in writing, specify ing (i) the requested date of such Loan (which shall be a Business Day), (ii) the requested Type of Loan,
     (iii) the requested amount of such Loan (which shall be $500,000 or an integral multiple of $250,000 in excess thereof), (iv) in the case of a Eurodollar Loan, the requested initial Interest Period for such Loan, (v) whether such Loan is requested under the DTSC Sub-Commitment or not and
     (vi) the fact that the statements set forth in Sections 4.2(b)(i) and (ii) are true as of the date of such Loan."

          (e) Section 2.4 of the Credit Agreement is amended in full to read as follows:

          "Section 2.4  Repayment.  The Borrower will repay the principal amount
           -----------  ---------
     of the Loans outstanding on the Revolving Commitment Termination Date in 20 quarterly installments, each such installment to be determined by multiplying such principal amount by the percentage set forth opposite the applicable repayment date on Schedule 2. Such installments shall be due on the 10th day of each February, May, August and November, commencing on February 10, 2002, and on the Maturity Date; provided, however, that the
                                                  --------  -------
     last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Loans; and further provided, however, that,
                                               ------- --------  -------
     if the Bank notifies the Borrower on or before September 30, 2003 that the Loans will be due and payable in full on September 30, 2004, in the Bank's sole and absolute discretion, then the Borrower will repay the Loans in full on September 30, 2004."

          (f) Section 2.7 of the Credit Agreement is amended by deleting the date "June 30, 2000" and substituting the date "June 30, 2002."

          (g) Article 2 of the Credit Agreement is amended by adding a new
Section 2.14, to read as follows:

          "Section 2.14  Commitment Fee.  The Borrower will pay the Bank a
           ------------  --------------
     commitment fee of $250,000, of which (a) $100,000 shall be payable on January 30, 1997 and (b) $150,000 shall be payable in 6 installments of $25,000 each, payable quarterly on the 10th day of each February, May, August and November, commencing on February 10, 1997 and ending on May 10, 1998; provided, however, that, if the Commitment is terminated in full
           --------  -------
     before May 10, 1998, then the Borrower will pay to the Bank on the date of such termination all installments of such commitment fee then remaining unpaid. The Borrower acknowledges and agrees that such commitment fee was fully earned as of January 30, 1997 and that the foregoing sentence is concerned only with the timing of payment of such fee."

          (h) The first sentence of Article 6 of the Credit Agreement, and
Section 8.8 of the Credit Agreement, are amended by deleting the word "Maximum" wherever it appears therein.

          (i) Section 6.10 of the Credit Agreement is amended in full to read as follows:

          "Section 6.10  Use of Proceeds.  The Borrower will use the proceeds of
           ------------  ---------------
     the Loans only for its general corporate purposes and to make loans or pay dividends to the Guarantor to be used for the Guarantor's general corporate purposes, including the funding of expenditures by the Guarantor or its Subsidiaries for (a) the continued redevelopment of the Guarantor's mill site and Eagle Mountain properties and (b) environmental remediation at the

     Guarantor's mill site, including the provision of financial assurances to the DTSC concern ing the same."

          (j) Schedule 2 to the Credit Agreement is deleted and replaced by
Schedule 2 attached to this Amendment.

2.  Conditions to Effectiveness.  This Amendment shall become effective when the
-   ---------------------------
Bank has received all of the following documents, each dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank and in the number of originals requested by the Bank:

          (a) this Amendment, duly executed by the Borrower;

          (b) an amended and restated promissory note to the order of the Bank in the maximum principal amount of $30,000,000 (the "New Note"), duly executed
                                                     --------
by the Borrower;

          (c) a modification to the Deed of Trust for the purpose, among others, of making reference in the Deed of Trust to the New Note (the "Deed of Trust
                                                               -------------
Modification"), duly executed by the Borrower, together with evidence of the
------------
completion of recording of the Deed of Trust Modification in the Official Records of San Bernardino, Riverside and Los Angeles Counties;

          (d) an amendment to the Guaranty for the purpose of amending Section 4 thereof, together with a consent to this Amendment (collectively the "Guaranty
                                                                      --------
Amendment"), duly executed by the Guarantor;
---------

          (e) an amendment to the Escrow Agreement for the purpose of extending the maximum term thereof to October 31, 2006 (the "Escrow Amendment"), duly
                                                   ----------------
executed by the Borrower and the Escrow Agent;

          (f) copies of previously adopted resolutions of the Board of Directors of each Loan Party approving those of this Amendment, the New Note, the Deed of Trust Modification, the Guaranty Amendment and the Escrow Amendment (the "Amendment Documents") to which such Loan Party is or is to be a party, and
--------------------
copies of all other documents evidencing necessary corporate action or Governmental Action, if any, with respect to such Amendment Documents, certified by the Secretary or an Assistant Secretary of such Loan Party to be correct and complete and in full force and effect as of the date of execution of each such document;

          (g) a certificate of the Secretary or an Assistant Secretary of each Loan Party as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed or will sign any Amendment Document, or any other document delivered hereunder, on behalf of such Loan Party;

          (h) one or more certificates of the appropriate Governmental Persons of the States of Delaware and California, dated a recent date, listing the charter documents and all amendments thereto of each Loan Party on file in the applicable Governmental Person's office and certifying that (i) such amendments are the only amendments to such Loan Party's charter documents on file in the applicable Governmental Person's office, (ii) such Loan Party has paid all franchise taxes in Delaware and California to the date of such certificate and
(iii) such Loan Party is duly incorporated and in good standing under the laws of Delaware and is in good standing under the laws of California;

          (i) a certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or an Assistant Secretary, certifying (i) as to the absence of any amendment on or after the Closing Date to the bylaws of such Loan Party or to any of the Material Contracts and the Commission Agreement to which such Loan Party is a party, except as attached to such certificate and certified by such Loan Party to be correct and complete and in full force and effect, (ii) that the representations and warranties of such Loan Party contained in each Credit Document are correct in all material respects on and as of the date of such certificate, before and after giving effect to the Amendment Documents, as though made on and as of the date of such certificate, and (iii) that no event has occurred and is continuing, or would result from the effectiveness of the Amendment Documents, that constitutes a Default or an Event of Default;

          (j) one or more favorable opinions of legal counsel to the Loan Parties, to the effect that the Amendment Documents have been duly authorized, executed and delivered by the Loan Parties, as applicable, and confirming the opinion furnished on September 30, 1994 pursuant to Section 4.1(a)(viii) of the Credit Agree ment, with references therein to the Credit Documents to mean the Credit Documents as amended by the Amendment Documents; and

          (k) such other approvals, opinions and documents as the Bank may reasonably request.

3.  Representations and Warranties of Borrower.  The Borrower represents and
-   ------------------------------------------
warrants to the Bank as set forth below.

          (a) The execution, delivery and performance by the Borrower of the Amendment Documents, and of the Credit Documents as amended thereby, to which the Borrower is or is to be a party, and the consummation of the transactions contemplated by such Amendment Documents and Credit Documents, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument binding on or affecting the Borrower or any of its properties, the conflict, breach or default of which would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the ability of the Borrower to perform its obligations under any of the Credit Documents, as amended by the Amendment Documents, or (iv) result in or require the creation or imposi tion of any Lien upon or with respect to any of the properties of the Borrower, other than in favor of the Bank.

          (b) Except for the recording of the Deed of Trust Modification in the Official Records of San Bernardino, Riverside and Los Angeles Counties, no Governmental Action is required for the due execution, delivery or performance by the Borrower of any Amendment Document, or of any Credit Document as amended thereby, to which the Borrower is a party.

          (c) Each of the Amendment Documents, and each of the Credit Documents as amended thereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

          (d) Each of the Collateral Documents, as amended by the Amendment Documents, constitutes a valid and perfected first-priority Lien on the Collateral purported to be covered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower under the Credit Documents, as amended by the Amendment Documents; and the execution, delivery and performance of the Amendment Documents do not adversely affect the Liens of the Collateral Documents.

          (e) The unaudited balance sheet of the Borrower as of September 30, 1996 and the related statements of income, retained earnings and cash flows of the Borrower for the 9-month period then ended, certified by the chief financial officer or chief accounting officer of the Borrower, fairly present the financial condition of the Borrower as of such date and the results of the operations of the Borrower for the 9-month period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 1996 there has been no materially adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower. The Borrower has no contingent liabilities, except as disclosed in such balance sheet or the notes thereto, that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower.

          (f) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding affecting the Borrower before any Governmental Person or arbitrator that purports to affect the legality, validity or enforceability of any Amendment Document or of any of the Credit Documents as amended thereby.

4.  Reference to and Effect on Credit Documents.
-   -------------------------------------------

          (a) On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "there under," "thereof," "therein" or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          (b) Except as specifically amended by the Amendment Documents, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents, as amended by the Amendment Documents, and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower under the Credit Documents, as amended by the Amendment Documents.

          (c) The execution, delivery and effectiveness of the Amendment Documents shall not operate as a waiver of any right, power or remedy of the Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents. The Borrower acknowledges and agrees that, as of the date of this Amendment, it has no defenses, offsets or claims against the Bank with respect to the Borrower's obligations to the Bank under the Credit Documents.

5.  Costs and Expenses.  The Borrower agrees to pay on demand all costs and
-   ------------------
expenses of the Bank in connection with the preparation, execution and delivery of the Amendment Documents and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of legal counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsi bilities hereunder and thereunder.

6.  Headings.  The section headings used herein have been inserted for
-   --------
convenience of reference only and do not con stitute matters to be considered in interpreting this Amendment.

7.  Execution in Counterparts.  This Amendment may be executed in any number of
-   -------------------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
-   -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.



                                          FONTANA WATER RESOURCES, INC.



                                          By: /s/ James F. Verhey
                                              ____________________
                                              James F. Verhey
                                              Vice President



                                          UNION BANK OF CALIFORNIA, N.A.



                                          By: /s/ Bret A. Martin
                                              ____________________
                                          Name:Bret A. Martin
                                               -------------------
                                          Title:Vice President
                                                ------------------

                                                                      SCHEDULE 2


                              REPAYMENT SCHEDULE
                              ------------------



    Repayment Date           Repayment Percentage
    --------------           --------------------


February 10, 2002                   4.00%
May 10, 2002                        4.00%
August 10, 2002                     4.00%
November 10, 2002                   4.00%
February 10, 2003                   4.50%
May 10, 2003                        4.50%
August 10, 2003                     4.50%
November 10, 2003                   4.50%
February 10, 2004                   5.00%
May 10, 2004                        5.00%
August 10, 2004                     5.00%
November 10, 2004                   5.00%
February 10, 2005                   5.50%
May 10, 2005                        5.50%
August 10, 2005                     5.50%
November 10, 2005                   5.50%
February 10, 2006                   6.00%
May 10, 2006                        6.00%
August 10, 2006                     6.00%
September 30, 2006                  6.00%
                                  -------
                                  100.00%

The Repayment Percentages set forth above apply to the principal amount of the Loans outstanding on the Revolving Commitment Termination Date.